EXHIBIT 99(iii)

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                            SERIES A PREFERRED STOCK
                                       OF
                               UNITY BANCORP, INC.

     THIS NOTICE OF GUARANTEED DELIVERY, OR ONE SUBSTANTIALLY EQUIVALENT TO THIS FORM, MUST BE USED TO ACCEPT THE EXCHANGE OFFER (AS DEFINED BELOW) IF (I) CERTIFICATES FOR THE COMPANY'S (AS DEFINED BELOW) SERIES A PREFERRED STOCK (THE "SERIES A PREFERRED STOCK") ARE NOT IMMEDIATELY AVAILABLE, OR (II) THE SERIES A PREFERRED STOCK, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO UNITY BANCORP, INC (THE "EXCHANGE AGENT") ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS REFERRED TO BELOW). THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND, OVERNIGHT COURIER OR MAIL, OR TRANSMITTED BY FACSIMILE TRANSMISSION, TO THE EXCHANGE AGENT. SEE "THE EXCHANGE OFFER -- PROCEDURES FOR TENDERING SERIES A PREFERRED STOCK" IN THE PROSPECTUS.

                  The Exchange Agent for the Exchange Offer is:
                               UNITY BANCORP, INC.

                      By Mail, Overnight Delivery or Hand:
                               UNITY BANCORP, INC.
                                64 Old Highway 22
                            Clinton, New Jersey 08809
                            Attn: Corporate Secretary

                   To Confirm by Telephone or for Information:
                                 (908) 713-4304

                            Facsimile Transmissions:
                                 (908) 730-8781

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

     The undersigned hereby tenders to Unity Bancorp, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated May 24, 2001 (as the same may be amended or supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of shares of Series A Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Series A Preferred Stock."


                DESCRIPTION OF SERIES A PREFERRED STOCK TENDERED

Name(s), Address(es) and Area Code(s) and Telephone Number(s) of Registered Holder(s):

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Certificate Number(s) (if available):

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Number of Shares Tendered:
Signature(s):

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Date:

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




                      THE GUARANTEE BELOW MUST BE COMPLETED
                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above the Series A Preferred Stock tendered hereby in proper form for transfer pursuant to the procedures set forth in the Prospectus, with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Series A Preferred Stock tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: -----------------------  Authorized Signature: -------------------

Address: ----------------------------  Name (Please Print): --------------------

-------------------------------------  Capacity or Title: ----------------------

Area Code and Telephone Number:        Date: -----------------------------------

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NOTE: DO NOT SEND SHARES OF SERIES A PREFERRED STOCK WITH THIS NOTICE OF
GUARANTEED DELIVERY. ACTUAL SURRENDER OF SERIES A PREFERRED STOCK MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

     No person has been authorized to give any information or to make any representations in connection with this Exchange Offer other than those contained in the Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company.